As filed with the Securities and Exchange Commission on July 25, 2003
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               SERVICE 1ST BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          California                                             32-0061893
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


     2800 W. March Lane, Suite 120
          Stockton, California                                          95219
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)


                   Service 1st Bancorp 1999 Stock Option Plan
                   ------------------------------------------
                            (Full title of the plans)


              John O. Brooks, Chairman and Chief Executive Officer
                               Service 1st Bancorp
            2800 W. March Lane, Suite 120, Stockton, California 95219
            ---------------------------------------------------------
                     (Name and address of agent for service)


                                 ---------------


                                 (209) 956-7800
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                               CALCULATION OF REGISTRATION FEE
=============================================================================================
                                        Proposed           Proposed
                                        maximum            maximum
Title of securities    Amount to        offering           aggregate         Amount of
to be registered       be registered    price per share    offering price    registration fee
---------------------------------------------------------------------------------------------
Common Stock,          171,000(1)       $10.00(2)          $1,710,000(2)     $138.34
no par value
=============================================================================================

1. Issuable upon exercise of options outstanding under the Service 1st Bancorp 1999 Stock Option Plan.
2. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based upon the exercise price at which the options may be exercised to acquire shares of the Common Stock of Service 1st Bancorp under the 1999 Stock Option Plan.

         This registration statement, including exhibits, consists of 10 sequentially numbered pages. The Exhibit Index is located at page 7.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required to be included in the Section 10(a) prospectus is not required to be included herein.

Item 1.  Plan Information.

         Service 1st Bancorp will send or give the documents containing the information specified in Item 1 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Service 1st Bancorp is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Service 1st Bancorp will send or give the documents containing the information specified in Item 2 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Service 1st Bancorp is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed in (a) through (c) below are incorporated in this registration statement by reference:

         (a) Service 1st Bancorp's Current Report on Form 8-K dated June 26, 2003, which includes as exhibits (1) audited balance sheets of Service 1st Bank as of December 31, 2002 and 2001 and related audited statements of income, shareholders' equity and cash flows for each of the years in the two year period ended December 31, 2002, the notes thereto and related report of independent public accountant (Exhibit 99.3 therein), and (2) Service 1st Bank's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, as filed with the Federal Deposit Insurance Corporation (Exhibit 99.4 therein). Service 1st Bancorp was incorporated on January 23, 2003, and therefore has not previously filed an Annual Report on Form 10-KSB pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports pursuant to Section 15(d) or Section 13(a) of the Exchange Act since April 21, 2003. Service 1st Bancorp became subject to the reporting requirements of Section 15(d) of the Exchange Act on April 21, 2003, the effective date of its registration statement on Form S-4EF, and thereafter subject to the reporting requirements of Section 13(a) of the Exchange Act on June 26, 2003, the effective date of its registration statement on Form 8-A12G. Service 1st Bancorp's Current Report on Form 8-K dated June 26, 2003, is the only report previously filed by Service 1st Bancorp pursuant to
Section 15(d) or Section 13(a) of the Exchange Act.

         (c) Service 1st Bancorp's common stock is registered under Section 12(g) of the Exchange Act. See information under the heading "CAPITAL STOCK OF SERVICE 1ST BANK AND SERVICE 1ST BANCORP" on pages 65-67 of Service 1st Bancorp's Registration Statement No. 333-104244 on Form S-4EF filed with the Commission on April 1, 2003, which information is incorporated by reference.

         All documents filed by Service 1st Bancorp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of such filing.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to Service 1st Bancorp. The Articles of Incorporation and Bylaws of Service 1st Bancorp permit indemnification of directors and officers to the maximum extent permitted by California law. Service 1st Bancorp and its subsidiary have in effect director and officer liability insurance policies indemnifying Service 1st Bancorp and the officers and directors of Service 1st Bancorp and officers and directors of its subsidiary, Service 1st Bank, within specific limits for certain liabilities incurred by reason of their being or having been directors or officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See the Index to Exhibits, which is incorporated in this item by reference.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockton, State of California, on July 17, 2003.

                                      SERVICE 1ST BANCORP
                                          (Registrant)


                                      By: /s/ JOHN O. BROOKS
                                          -----------------------
                                          John O. Brooks
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:    July 17, 2003
                                      /s/ JOHN O. BROOKS
                                      ------------------------------------------
                                      John O. Brooks, Chief Executive Officer

Date:    July 17, 2003
                                      /s/ ROBERT E. BLOCH
                                      ------------------------------------------
                                      Robert E. Bloch, Executive Vice President
                                      and Chief Financial Officer (Principal
                                      Financial Officer and Principal Accounting
                                      Officer)



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John O. Brooks and Robert E. Bloch, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


           Signature                          Title                    Date
           ---------                          -----                    ----

/s/ JOHN O. BROOKS                           Chairman              July 17, 2003
-------------------------------
John O. Brooks


/s/ EUGENE C. GINI                           Director              July 17, 2003
-------------------------------
Eugene C. Gini

           Signature                          Title                    Date
           ---------                          -----                    ----

/s/ BRYAN R. HYZDU                           Director              July 17, 2003
-------------------------------
Bryan R. Hyzdu


/s/ ROBERT D. LAWRENCE                       Director              July 17, 2003
-------------------------------
Robert D. Lawrence


/s/ FRANCES C. MIZUNO                        Director              July 17, 2003
-------------------------------
Frances C. Mizuno


/s/ RICHARD R. PAULSEN                       Director              July 17, 2003
-------------------------------
Richard R. Paulsen


-------------------------------              Director
Gary A. Podesto


/s/ TONI MARIE RAYMUS                        Director              July 17, 2003
-------------------------------
Toni Marie Raymus


/s/ MICHAEL K. REPETTO                       Director              July 17, 2003
-------------------------------
Michael K. Repetto


/s/ ANTHONY F. SOUZA                         Director              July 17, 2003
-------------------------------
Anthony F. Souza


/s/ ALBERT VAN VELDHUIZEN                    Director              July 17, 2003
-------------------------------
Albert Van Veldhuizen


/s/ DONALD L. WALTERS                        Director              July 17, 2003
-------------------------------
Donald L. Walters

                                INDEX OF EXHIBITS


Exhibit                                                               Sequential
No.          Exhibit Name                                              Page No.
-------      ------------                                             ----------

5.1          Opinion and consent of Dodd o Mason o George LLP              8

23.1         Consent of Dodd o Mason o George LLP (included in
             Exhibit 5.1)

23.2         Consent of Vavrinek, Trine, Day & Co., LLP                    9

24.1         Power of Attorney (included at page 5)

99.1         Amendment No. 1 to the 1999 Stock Option Plan                10

99.2 1999 Stock Option Plan (incorporated by reference from Exhibit 10.3 to the registrant's Registration
             Statement No. 333-104244 on Form S-4EF filed with the Commission on April 1, 2003)